                                                                 EXHIBIT 1.1




                          NASHVILLE COUNTRY CLUB, INC.


           __________ Shares of Common Stock, no par value per share



                                   FORM OF
                           PLACEMENT AGENCY AGREEMENT



                                                                   June __, 1997


Rauscher Pierce Refsnes, Inc.
  As Placement Agent
2711 N. Haskell Ave., Suite 2400
Dallas, Texas 75204

Dear Sir or Madam:

                 Nashville Country Club, Inc., a Tennessee corporation (the "Company"), proposes to issue and sell _________ shares (the "Shares") of common stock, no par value per share (the "Common Stock"), to certain investors (collectively, the "Investors"). The Company desires to engage you as its placement agent (the "Placement Agent") in connection with such issuance and sale. The Common Stock is more fully described in the Registration Statement (as hereinafter defined).

                 The Company hereby confirms as follows its agreements with the Placement Agent.

                 1.  Agreement to Act as Placement Agent.

                          On the basis of the representations, warranties and
agreements of the Company herein contained and subject to all the terms and conditions of this Agreement, the Placement Agent agrees to act as the Company's exclusive placement agent in connection with the issuance and sale, on a best efforts basis, by the Company of the Shares to the Investors. The Company shall (i) pay to the Placement Agent the greater of 6.0% of the gross proceeds received by the Company from the sale of the Shares as set forth on the cover page of the Prospectus (as hereinafter defined) or $450,000, and (ii) issue to the Placement Agent pursuant
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to the Placement Agent's Warrant Agreement dated the date hereof by and between the Company and you (the "Warrant Agreement") a 5-year warrant to purchase an amount of shares equal to 5% of the shares of Common Stock sold to the Investors at a purchase price equal to 120% of the purchase price set forth on the cover page of the Prospectus (the "Warrants"). The shares of Common Stock issuable upon exercise of the Warrants are hereinafter referred to as the "Warrant Shares," and the Warrants and the Warrant Shares are hereinafter referred to as the "Placement Agent Securities."

                 2. Delivery and Payment. Concurrently with the execution and delivery of this Agreement, the Company, the Placement Agent, and Citibank, N.A. as escrow agent (the "Escrow Agent"), shall enter into an escrow agreement substantially in the form of Exhibit A attached hereto (the "Escrow Agreement"), pursuant to which an escrow account will be established, at the Company's expense, for the benefit of the Investors (the "Escrow Account"). Prior to the Closing Date (as defined below), (i) each of the Investors will deposit an amount equal to the price per Security multiplied by the number of Shares purchased by it in the Escrow Account, and (ii) the Escrow Agent will notify the Company and the Placement Agent in writing whether the Investors have deposited in the Escrow Account funds in the amount equal to the proceeds of the sale of all of the Shares offered hereby (the "Requisite Funds") into the Escrow Account. At 10:00 a.m., New York City time, on _________, 1997, or at such other time on such other date as may be agreed upon by the Company and the Placement Agent but in no event prior to the date on which the Escrow Agent shall have received all of the Requisite Funds (such date is hereinafter referred to as the "Closing Date"), the Escrow Agent will release the Requisite Funds from the Escrow Account for collection by the Company and the Placement Agent as provided in the Escrow Agreement and the Company shall deliver the Shares to the Investors, which delivery may be made through the facilities of the Depository Trust Company. The closing (the "Closing") shall take place at the office of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038. All actions taken at the Closing shall be deemed to have occurred simultaneously.

                 Certificates evidencing the Shares shall be in definitive form and shall be registered in such names and in such denominations as the Placement Agent shall request by written notice to the Company. For the purpose of expediting the checking and packaging of certificates for the Shares, the Company agrees to make such certificates available for inspection at least 24 hours prior to delivery to the Investors.

                 3. Representations and Warranties of the Company. The Company represents and warrants and covenants to the Placement Agent that:

                          (a)  A registration statement (Registration No.
333-_____) on Form SB-2 relating to the Shares and the Placement Agent Securities, including a preliminary prospectus relating to the Shares and such amendments to such registration statement as may have been required to the date of this Agreement, has been prepared by the Company, under the provisions of the Securities Act of 1933, as amended (the "Act"), and the rules and regulations (collectively referred to as the "Rules and Regulations") of the Securities and Exchange



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Commission (the "Commission") thereunder, and has been filed with the
Commission. The Commission has not issued any order preventing or suspending the use of the Prospectus or the Preliminary Prospectus (as defined below). The term "Preliminary Prospectus" as used herein means a preliminary prospectus relating to the Shares as contemplated by Rule 430 or Rule 430A ("Rule 430A") of the Rules and Regulations included at any time as part of the registration statement. Copies of such registration statement and amendments and of each related Preliminary Prospectus have been delivered to the Placement Agent. If such registration statement has not become effective, a further amendment to such registration statement, including a form of final prospectus, necessary to permit such registration statement to become effective will be filed promptly by the Company with the Commission. If such registration statement has become effective, a final prospectus relating to the Shares containing information permitted to be omitted at the time of effectiveness by Rule 430A will be filed by the Company with the Commission in accordance with Rule 424(b) of the Rules and Regulations promptly after execution and delivery of this Agreement. The term "Registration Statement" means the registration statement as amended at the time it becomes or became effective (the "Effective Date"), including all material incorporated by reference therein and any information deemed to be included by Rule 430A. The term "Prospectus" means the prospectus relating to the Shares as first filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations or, if no such filing is required, the form of final prospectus relating to the Shares included in the Registration Statement at the Effective Date, in either case, including all material, if any, incorporated by reference therein.

                          (b)  On the date that any Preliminary Prospectus was
filed with the Commission, the date the Prospectus is first filed with the Commission pursuant to Rule 424(b) (if required), at all times subsequent to and including the Closing Date and when any post-effective amendment to the Registration Statement becomes effective or any amendment or supplement to the Prospectus is filed with the Commission, the Registration Statement, each Preliminary Prospectus and the Prospectus (as amended or as supplemented if the Company shall have filed with the Commission any amendment or supplement thereto), including the financial statements included in the Prospectus, did or will comply with all applicable provisions of the Act and the Rules and Regulations and did or will contain all statements required to be stated therein in accordance with the Act and the Rules and Regulations. On the Effective Date and when any post-effective amendment to the Registration Statement becomes effective, no part of the Registration Statement or any such amendment did or will contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. At the Effective Date, at the date the Prospectus or any amendment or supplement to the Prospectus is filed with the Commission and at the Closing Date the Prospectus did not or will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. The Company has not distributed any offering material in connection with the offering or sale of the Common Stock, other than the Registration Statement, the Preliminary Prospectus and the Prospectus.





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                          (c) Each of the Company and its subsidiaries listed on
Schedule I hereto (the "Subsidiaries") and at the Closing Date will be duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation. Each of the Company and its Subsidiaries has, and at the Closing Date will have, full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). Each of the Company and its Subsidiaries is, and at the Closing Date will be, duly licensed or qualified to do business and in good standing as a foreign organization in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary. Except for the stock of the Subsidiaries and as otherwise disclosed in the Registration Statement, the Company does not own, and at the Closing Date will not own, directly or indirectly, any shares of stock or any other equity or long-term debt securities of any corporation or have any equity interest in any firm, partnership, joint venture, association or other entity. Complete and correct copies of the articles or certificate of incorporation and of the bylaws of each of the Company and its Subsidiaries and all amendments thereto have been delivered to the Placement Agent, and no changes therein will be made subsequent to the date hereof and prior to the Closing Date.


                          (d) The issued and outstanding shares of capital stock
of the Company have been duly authorized, validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights. The Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus). The issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims. The description of the securities of the Company in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) is, and at the Closing Date will be, complete and accurate in all respects. Except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), neither the Company nor its Subsidiaries has outstanding, and at the Closing Date will not have outstanding, any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities.

                          (e) This Agreement has been duly authorized and
validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Escrow Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Warrant Agreement has been duly authorized and validly executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms. The Escrow Agreement and the Warrant Agreement will conform to the descriptions thereof set forth in the Prospectus.





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                          (f) The issuance and sale of the Shares have been duly
authorized by the Company, and the Shares, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The holders of the Shares will not be subject to personal liability by reason of being such holders. The issuance and sale of the Warrants have been duly authorized by the Company, and the Warrants, when issued in accordance with this Agreement and the Warrant Agreement, will (i) be duly and validly issued,
(ii) constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Warrant Agreement and (iii) be exerciseable for the Warrant Shares in accordance with the terms of the Warrants. The Warrant Shares have been duly authorized and reserved for issuance upon exercise of the Warrants and, when issued and paid for upon such exercise in accordance with the terms of the Warrant Agreement, will be duly and validly issued, fully paid and nonassessable and will not be subject to preemptive or similar rights. The Shares, the Warrants and the Warrant Shares when issued, will conform to the respective descriptions thereof set forth in the Prospectus.

                          (g) The consolidated financial statements and the
related notes and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) present fairly the financial condition of the Company, and its Subsidiaries, as of the date thereof and the results of operations, stockholders' equity (deficit) and cash flows of the Company and its Subsidiaries at the respective dates and for the respective periods covered thereby, all in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the entire period involved, except as otherwise disclosed therein. No other financial statements or schedules of the Company, its Subsidiaries or any other entity are required by the Act or the Rules and Regulations to be included in the Registration Statement or the Prospectus. Arthur Andersen LLP (the "Accountants"), who have reported on such financial statements and schedules, are independent accountants with respect to the Company and its Subsidiaries, as required by the Act and the Rules and Regulations. The statements included in the Registration Statement with respect to the Accountants pursuant to Rule 509 of Regulation S-B of the Rules and Regulations are true and correct in all material respects. The consolidated financial statements of the Company and the related notes and schedules included in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) have been prepared in conformity with the requirements of the Act and the Rules and Regulations and present fairly the information shown therein. The financial statements of Avalon Entertainment Group, Inc., a Tennessee corporation ("AEG"), included in the Registration Statement or the Prospectus present fairly the financial condition of AEG as of the respective dates thereof and the consolidated results of operations and cash flows of AEG for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The combined financial statements of Avalon West Coast ("AWC") (an affiliated group of companies, including New Avalon, Inc. ("AVA"), a California corporation, Eric/Chandler Ltd.,





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
Inc. ("ECL"), a Texas corporation, Eric Chandler Merchandising, Inc. ("ECM"), a Texas corporation, and TBA Media, Inc. ("TBA"), a Texas corporation) included in the Registration Statement or the Prospectus present fairly the combined financial condition of AVA, ECL, ECM and TBA as of the respective dates thereof and the combined results of operations and cash flows of AWC for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The financial statements of Irvine Meadows Amphitheater, a California general partnership ("IMA"), included in the Registration Statement or the Prospectus present fairly the financial condition of IMA as of the respective dates thereof and the results of operations and cash flows of IMA for the respective periods covered thereby, all in conformity with GAAP applied on a consistent basis throughout the entire period involved, except as otherwise disclosed in the Prospectus. The Accountants who have reported on the financial statements of AEG, the combined financial statements of AWC and the financial statements of IMA are independent accountants with respect to AEG, AWC and IMA, respectively, as required by the Act and the Rules and Regulations.

                          (h) The pro forma financial information included in
the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) has been prepared in conformity with the applicable published rules and regulations of the Commission with respect to pro forma financial information, all adjustments have been properly applied and the assumptions used in preparing such information are reasonable; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Company, the Subsidiaries, and AWC, as the case may be.

                          (i) The Company and its Subsidiaries maintain a system
of internal accounting controls sufficient to provide reasonable assurance that
(i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

                          (j) Subsequent to the respective dates as of which
information is given in the Registration Statement and the Prospectus and prior to the Closing Date, except as set forth in or contemplated by the Registration Statement and the Prospectus, (i) there has not been and will not have been any change in the capitalization of the Company or its Subsidiaries other than non-material changes in the ordinary course of business, or any material adverse change in the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, arising for any reason whatsoever, (ii) neither the Company nor any of its Subsidiaries has incurred nor will





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any of them incur any material liabilities or obligations, direct or contingent, nor has the Company entered into nor will it enter into any material transactions other than pursuant to this Agreement, the Registration Statement and the transactions referred to herein and therein, and (iii) the Company has not and will not have paid or declared any dividends or other distributions of any kind on any class of its capital stock.

                          (k) Any real property and buildings held under lease
to the Company or its Subsidiaries are held or leased by the Company or its Subsidiaries, as the case may be, under valid, binding and enforceable leases conforming to the description thereof set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), with such exceptions as do not interfere with the use made and proposed to be made of such property and buildings by the Company or its Subsidiaries.

                          (l) The Company is not an "investment company" or an
"affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act"). The Company is not required to be registered under the Investment Company Act.

                          (m) Except as set forth in the Registration Statement
and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits or proceedings pending or to the Company's best knowledge, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole.

                          (n) Each of the Company and its Subsidiaries has, and
at the Closing Date will have, (i) all governmental licenses, permits, consents, orders, approvals and other authorizations necessary to carry on its business as contemplated in the Prospectus (or if the Prospectus is not in existence, the most recent Preliminary Prospectus), (ii) complied with all laws, regulations and orders applicable to either it or its business, where the failure to so comply would have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and (iii) performed all its obligations required to be performed, and is not, and at the Closing Date will not be, to the Company's best knowledge, in default, under any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contract or other agreement or instrument (collectively, a "contract or other agreement") to which it is a party or by which its property is bound or affected, except as otherwise set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus) and except where such default would not have a material adverse effect on the business, properties, prospects, condition (financial or





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otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole, and, to the Company's best knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder. None of the Company or its Subsidiaries is in violation of any provision of its organizational or governing documents.

                          (o) The Company has all corporate power and authority
to enter into this Agreement, the Escrow Agreement and the Warrant Agreement, and to carry out the provisions and conditions hereof and thereof, and all consents, authorizations, approvals and orders required in connection herewith and therewith have been obtained.

                          (p) Neither (i) the issuance, offering and sale of the
Shares pursuant hereto, nor (ii) the issuance, offering and sale of the Warrants and the Warrant Shares pursuant hereto and pursuant to the Warrant Agreement, nor (iii) the compliance by the Company with the other provisions hereof require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained, such as may be required under state securities or Blue Sky laws or the bylaws and rules of the National Association of Securities Dealers, Inc. (the "NASD") and, if the Registration Statement is not effective under the Act as of the time of execution hereof, such as may be required (and shall be obtained as provided in either this Agreement or the Warrant Agreement) under the Act.

                          (q) Neither the execution of this Agreement, the
Escrow Agreement or the Warrant Agreement, nor the issuance, offering or sale of the Shares, the Warrants or the Warrant Shares nor the consummation of any of the transactions contemplated herein, in the Escrow Agreement or in the Warrant Agreement, nor the compliance by the Company with the terms and provisions hereof or thereof will conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of its Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or of its Subsidiaries is subject; nor will such action result in any violation of the provisions of the Company's or of its Subsidiaries' organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or its Subsidiaries.

                          (r) There is no document or contract of a character
required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required. All such contracts to which the Company or its Subsidiaries are a party have been duly authorized, executed and delivered by the Company or its Subsidiaries, as the case may be,, constitute valid and binding agreements of the Company or its Subsidiaries, as the case may be, and are enforceable against the Company or its Subsidiaries, as the case may be in accordance with the terms thereof.





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                          (s) No statement, representation or warranty made by
the Company in this Agreement, the Escrow Agreement or the Warrant Agreement or made in any certificate or document required by this Agreement, the Escrow Agreement or the Warrant Agreement to be delivered to the Placement Agent, the Investors or the Escrow Agent was or will be, when made, inaccurate, untrue or incorrect in any material respect.

                          (t) Neither the Company nor any of its directors,
officers or controlling persons has taken, directly or indirectly, any action intended, or which might reasonably be expected, to cause or result, under the Act or otherwise, in, or which has constituted, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Common Stock.

                          (u) No holder of securities of the Company has rights
to the registration of any securities of the Company as a result of the filing of the Registration Statement, other than rights which are not exercisable due to the Placement Agent's determination to include only securities sold directly from the Company.

                          (v) The Common Stock is currently listed on The Nasdaq
Stock Market's National Market (the "Nasdaq National Market").

                          (w) Neither the Company nor any of its Subsidiaries is
involved in any material labor dispute nor is any such dispute threatened.

                          (x) The Company has common law trademark rights in all
material trademarks, service marks and trade names which are used in or necessary for the conduct of their respective businesses as described in the Prospectus. To the Company's best knowledge, none of such trademarks, service marks and trade names are subject to license or other agreements to or from other parties, and no other parties have any legal or contractual right to terminate or limit the Company's right to continue using such trademarks, service marks and trade names.

                          (y) Neither the Company nor its Subsidiaries nor any
of their respective employees or agents has made any payment of funds of the Company or received or retained any funds in violation of any law, rule or regulation of a character required to be disclosed in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus).

                          (z) The Company and its Subsidiaries are insured by
insurers against such losses and risks and in such amounts as are customary in the business; and neither the Company nor its Subsidiaries has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not materially adversely affect the Company or its Subsidiaries or their business, assets, prospects, condition (financial or otherwise) or results of operations.





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                          (aa) The business, operations and properties of the
Company and its Subsidiaries have been and are being conducted in compliance with all applicable laws, ordinances, rules, regulations, licenses, permits, approvals, plans, authorizations or requirements relating to occupational safety and health, or pollution, or protection of health or the environment (including, without limitation, those relating to emissions, discharges, releases or threatened releases of pollutants, contaminants or hazardous or toxic substances, materials or wastes into ambient air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of chemical substances, pollutants, contaminants or hazardous or toxic substances, materials or wastes, whether solid, gaseous or liquid in nature) of any governmental department, commission, board, bureau, agency or instrumentality of the United States, any state or political subdivision thereof, or any foreign jurisdiction, and all applicable judicial or administrative agency or regulatory decrees, awards, judgments and orders relating thereto; and neither the Company nor any of its Subsidiaries has received any notice from any governmental instrumentality or any third party alleging any violation thereof or liability thereunder (including, without limitation, liability for costs of investigating or remediating sites containing hazardous substances and/or damages to natural resources).

                          (bb) Each officer, director and securityholder of the
Company listed on Exhibit B hereto has delivered to the Placement Agent an agreement in the form of Attachment A hereto to the effect that he or she will not, for a period of [180] days after the date hereof, without the prior written consent of the Placement Agent, offer to sell, sell, contract to sell, grant any option to purchase or otherwise dispose (or announce any offer, sale, grant of any option to purchase or other disposition) of any shares of capital stock of the Company or securities convertible into, or exchangeable or exercisable for, shares of capital stock of the Company.

                          (cc) [To the best knowledge of the Company, after due
inquiry, each of the representations and warranties of each of AWC and IMA set forth in that certain Asset Purchase Agreement dated as of June __, 1997 by and among the Company, _________ and ___________, including the exhibits and schedules thereto and any amendments thereof (the "Purchase Agreement"), were true and correct on the date hereof; the Purchase Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms; the Company is not in default under, and has not breached or violated the Purchase Agreement; to the best knowledge of the Company, after due inquiry, no other party to the Purchase Agreement is in default thereunder and no other party to the Purchase Agreement has breached or violated such Purchase Agreement in any manner; provided, however, that if the transactions contemplated by the Purchase Agreement are not consummated, the representation and warranty set forth in this Section 3(dd) shall be of no further force or effect.] [In the event there is no Purchase Agreement in place, we will require separate representations and warranties from AWC and IMA.]





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                          (dd) Any certificate signed by any officer of the
Company and delivered to the Placement Agent or to counsel for the Placement Agent shall be deemed a representation or warranty by the Company to the Placement Agent as to matters covered thereby.

                 4. Agreements of the Company. The Company covenants and agrees with the Placement Agent as follows:

                          (a) The Company will not, either prior to the
Effective Date or thereafter during such period as the Prospectus would be required by law to be delivered in connection with sales of the Shares by an underwriter or dealer, file any amendment or supplement to the Registration Statement or the Prospectus, unless a copy thereof shall first have been submitted to the Placement Agent within a reasonable period of time prior to the filing thereof and the Placement Agent shall not have objected thereto in good faith.

                          (b) The Company will use its best efforts to cause the
Registration Statement to become effective, and will notify the Placement Agent promptly, and will confirm such advice in writing, (1) when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective, (2) of any request by the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose or the threat thereof, (4) of the happening of any event during the period mentioned in the second sentence of Section 4(c) that in the judgment of the Company makes any statement made in the Registration Statement or the Prospectus untrue or that requires the making of any changes in the Registration Statement or the Prospectus in order to make the statements therein, in light of the circumstances in which they are made, not misleading and (5) of receipt by the Company or any representative or attorney of the Company of any other communication from the securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction relating to any of the Registration Statement, any Preliminary Prospectus or the Prospectus. If at any time any securities or other governmental authority (including, without limitation, the Commission) of any jurisdiction shall issue any order suspending the effectiveness of the Registration Statement, the Company will make every reasonable effort to obtain the withdrawal of such order at the earliest possible moment. If the Company has omitted any information from the Registration Statement, pursuant to Rule 430A, it will use its best efforts to comply with the provisions of and make all requisite filings with the Commission pursuant to said Rule 430A and to notify the Placement Agent promptly of all such filings.

                          (c) If, at any time when a Prospectus relating to the
Shares is required to be delivered under the Act, any event occurs as a result of which the Prospectus, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or the Registration Statement, as then amended or supplemented, would, in the judgment of counsel to the Company or counsel to the Placement Agent, include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading, or if for any other reason it is necessary, in the judgment of counsel to the Company or counsel to the Placement Agent, at any time to amend or supplement the Prospectus or the Registration Statement to comply with the Act or the Rules and Regulations, the Company will promptly notify the Placement Agent and, subject to Section 4(a) hereof, will promptly prepare and file with the Commission, at the Company's expense, an amendment to the Registration Statement or an amendment or supplement to the Prospectus that corrects such statement or omission or effects such compliance and will deliver to the Placement Agent, without charge, such number of copies thereof as the Placement Agent may reasonably request. The Company consents to the use of the Prospectus or any amendment or supplement thereto by the Placement Agent.

                          (d) The Company will furnish to the Placement Agent
and its counsel, without charge, (i) two signed copies of the registration statement described in Section 3(a) hereof and each pre-effective amendment thereto, including financial statements and schedules, and all exhibits thereto and (ii) so long as a prospectus relating to the Shares is required to be delivered under the Act, as many copies of each Preliminary Prospectus or the Prospectus or any amendment or supplement thereto as the Placement Agent may reasonably request.


                          (e) The Company will comply with all the undertakings
contained in the Registration Statement.

                          (f) Prior to the sale of the Shares to the Investors,
the Company will cooperate with the Placement Agent and its counsel in connection with the registration or qualification of the Shares for offer and sale under the state securities or Blue Sky laws of such jurisdictions as the Placement Agent may request; provided, that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now so subject.

                          (g) During the period of five years commencing on the
Effective Date, the Company will furnish to the Placement Agent copies of such financial statements and other periodic and special reports as the Company may from time to time distribute generally to the holders of any class of its capital stock, and will furnish to the Placement Agent a copy of each annual or other report it shall be required to file with the Commission.

                          (h) The Company will make generally available to
holders of its securities, as soon as may be practicable, but in no event later than the last day of the fifteenth full calendar month following the calendar quarter in which the Effective Date falls, a consolidated earnings statement (which need not be audited but shall be in reasonable detail) for a period of 12 months ended commencing after the Effective Date, and satisfying the provisions of Section 11(a) of the Act (including Rule 158 of the Rules and Regulations).

                          (i) The Company will not at any time, directly or
indirectly, take any action intended, or which might reasonably be expected, to cause or result in, or which will constitute, stabilization of the price of the Shares to facilitate the sale or resale of any of the Shares.

                          (j) The Company will apply the net proceeds from the
offering and sale of the Shares in the manner set forth in the Prospectus under the caption "Use of Proceeds."

                 5. Expenses. Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, the Company will pay all costs and expenses incident to the performance of the obligations of the Company under this Agreement, including but not limited to costs and expenses of or relating to (1) the preparation, printing and filing of the Registration Statement (including each pre- and post-effective amendment thereto) and exhibits thereto, each Preliminary Prospectus, the Prospectus and any amendment or supplement to the Prospectus, including all fees, disbursements and other charges of counsel to the Company, (2) the preparation and delivery of certificates representing the Shares, (3) furnishing (including costs of shipping and mailing) such copies of the Registration Statement (including all pre- and post-effective amendments thereto), the Prospectus and any Preliminary Prospectus, and all amendments and supplements to the Prospectus, as may be requested for use in connection with the direct placement of the Shares, (4) the listing of the Common Stock on the Nasdaq National Market, (5) any filings required to be made by the Placement Agent with the NASD, and the fees, disbursements and other charges of counsel for the Placement Agent in connection therewith, (6) the registration or qualification of the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions designated pursuant to Section 4(f), including the reasonable fees, disbursements and other charges of counsel to the Placement Agent in connection therewith and the preparation and printing of preliminary, supplemental and final Blue Sky memoranda, (7) fees, disbursements and other charges of counsel to the Company and (8) the fees of the Escrow Agent. The Company shall reimburse the Placement Agent, on a fully accountable basis, for all travel, legal and other out-of-pocket expenses incurred in connection with the engagement hereunder.

                 6. Conditions of the Obligations of the Placement Agent. The obligations of the Placement Agent hereunder are subject to the following conditions:

                          (a) Notification that the Registration Statement has
become effective shall be received by the Placement Agent not later than 5:00 p.m., New York City time, on the date of this Agreement or at such later date and time as shall be consented to in writing by the Placement Agent and all filings required by Rule 424 of the Rules and Regulations and Rule 430A shall have been made.

                          (b)  (i) No stop order suspending the effectiveness of
the Registration Statement shall have been issued, and no proceedings for that purpose shall be pending or threatened by any securities or other governmental authority (including, without limitation, the Commission), (ii) no order suspending the effectiveness of the Registration Statement or the qualification or registration of the Shares under the securities or Blue Sky laws of any jurisdiction shall be in effect and no proceeding for such purpose shall be pending before or threatened or contemplated by any securities or other governmental authority (including, without limitation, the Commission), (iii) any request for additional information on the part of the staff of any securities or other governmental authority (including, without limitation, the Commission) shall have been complied with to the satisfaction of the staff of the Commission or such authorities and (iv) after the date hereof no amendment or supplement to the Registration Statement or the Prospectus shall have been filed unless a copy thereof was first submitted to the Placement Agent and the Placement Agent did not object thereto in good faith, and the Placement Agent shall have received certificates, dated the Closing Date and signed by the President and Chief Executive Officer or the Chairman of the Board of Directors of the Company, and the Chief Financial Officer of the Company (who may, as to proceedings threatened, rely upon the best of their information and belief), to the effect of clauses (i), (ii) and (iii).

                          (c) Since the respective dates as of which information
is given in the Registration Statement and the Prospectus, (i) there shall not have been a material adverse change in the general affairs, business, business prospects, properties, management, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries, whether or not arising from transactions in the ordinary course of business, in each case other than as set forth in or contemplated by the Registration Statement and the Prospectus and (ii) neither the Company nor its Subsidiaries shall not have sustained any material loss or interference with its business or properties from fire, explosion, flood or other casualty, whether or not covered by insurance, or from any labor dispute or any court or legislative or other governmental action, order or decree, which is not set forth in the Registration Statement and the Prospectus, if in the judgment of the Placement Agent any such development makes it impracticable or inadvisable to consummate the sale and delivery of the Shares to Investors at the public offering price.

                          (d) Since the respective dates as of which information
is given in the Registration Statement and the Prospectus, there shall have been no litigation or other proceeding instituted against the Company, its Subsidiaries, or any of their respective officers or directors in their capacities as such, before or by any Federal, state or local court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, in which litigation or proceeding an unfavorable ruling, decision or finding would materially and adversely affect the business, properties, business prospects, condition (financial or otherwise) or results of operations of the Company or its Subsidiaries.

                          (e) The representations and warranties of each of the
Company and its Subsidiaries contained herein shall be true and correct in all material respects at the Closing Date, as if made on such date, and all covenants and agreements herein contained to be performed on the part of the Company or its Subsidiaries and all conditions herein contained to be fulfilled or complied with by the Company or its Subsidiaries at or prior to the Closing Date shall have been duly performed, fulfilled or complied with.

                          (f) The Placement Agent shall have received an
opinion, dated the Closing Date, of Winstead Sechrest & Minick P.C., counsel for the Company, to the effect that:

                          (i) each of the Company and its Subsidiaries has been duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has full power and authority to conduct all the activities conducted by it, to own or lease all the assets owned or leased by it and to conduct its business as described in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, the most recent Preliminary Prospectus) are duly licensed or qualified to do business and in good standing as a foreign organization under the laws of all other jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so qualified does not amount to a material liability or disability to the Company or its Subsidiaries;

                          (ii) the Company has the requisite power to conduct its business as described in the Registration Statement and the Prospectus, and the Company has the corporate power to enter into this Agreement and to carry out all the terms and provisions hereof to be carried out by it;

                          (iii) the Company has an authorized capitalization as set forth in the Prospectus; all of the issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued, are fully paid and nonassessable and are not subject to any preemptive or similar rights; the Company has an authorized, issued and outstanding capitalization as set forth in the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus); the issued shares of capital stock of each of the Subsidiaries have been duly authorized and validly issued, are fully paid and nonassessable and are owned by the Company free and clear of any security interests, liens, encumbrances, equities or claims; except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), neither the Company nor its Subsidiaries have outstanding any options to purchase, or any rights or warrants to subscribe for, or any securities or obligations convertible into, or exchangeable for, or any contracts or commitments to issue or sell, any shares of capital stock or other securities; the Shares have been duly authorized for listing, subject to official notice of issuance, on the Nasdaq National Market; except as disclosed in the Registration Statement, no holders of outstanding shares of capital stock of the Company are entitled as such to any preemptive or other rights to subscribe for any of the Shares; and no holders of securities of the Company are entitled to have such securities registered under the Registration Statement;

                          (iv) the statements set forth under the heading "Description of Securities" in the Prospectus, insofar as such statements purport to summarize certain provisions of the securities of the Company, provide a fair summary of such provisions;

                          (v) the execution and delivery of this Agreement, the Escrow Agreement and the Warrant Agreement have been duly authorized and validly executed by all necessary action of the Company and each has been duly executed and delivered by the Company, and is a legal, valid and binding agreement of the Company enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity and in the case of this Agreement, except as rights to indemnity and contribution may be limited by federal or state securities laws or the public policy underlying such laws; the Escrow Agreement and the Warrant Agreement conform to the descriptions thereof set forth in the Prospectus;

                          (vi) except as set forth in the Registration Statement and the Prospectus (or, if the Prospectus is not in existence, in the most recent Preliminary Prospectus), there are no actions, suits or proceedings pending or to the Company's best knowledge, threatened against or affecting the Company or any of its officers in their capacity as such, before or by any Federal or state court, commission, regulatory body, administrative agency or other governmental body, domestic or foreign, wherein an unfavorable ruling, decision or finding might materially adversely affect the business, properties, prospects, condition (financial or otherwise) or results of operations of the Company and its Subsidiaries, taken as a whole; and no contract or other document is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that is not described therein or filed as required;

                          (vii) the Registration Statement is effective under the Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to such counsel's knowledge after due inquiry, no stop order suspending the effectiveness of the Registration Statement or any post-effective amendment thereto and no order directed at any amendment or supplement thereto has been issued, and no proceedings for that purpose have been instituted or threatened or are contemplated by the Commission;

                          (viii) the Company is not an "investment company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined under the Investment Company Act, and is not required to be registered under the Investment Company Act;

                          (ix) the statements set forth in the Prospectus under
         the captions, [      ], "Business- Regulation" and "Description of
         Securities," insofar as such statements constitute matters of law or legal conclusions, have been reviewed by such counsel and are accurate in all material respects;

                          (x) the Registration Statement originally filed with respect to the Shares and each amendment thereto and the Prospectus (in each case, not including the financial statements and other financial and statistical information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the applicable requirements of the Act and the respective Rules and Regulations of the Commission thereunder;

                          (xi) no default exists, and no event has occurred which, with notice or lapse of time or both, would constitute a default in the due performance and observance of any term, covenant or condition of any indenture, mortgage, deed of trust, voting trust agreement, loan agreement, bond, debenture, note agreement, lease, contact or other agreement or instrument (collectively, a "contract or other agreement") to which the Company is a party or by which the Company or its Subsidiaries is bound or may be affected, except where such default would not have a material adverse effect on the business, properties, prospects, condition (financial or otherwise) of results of operations of the Company and its Subsidiaries, taken as a whole, and, to the Company's best knowledge, no other party under any contract or other agreement to which it is a party is in default in any respect thereunder; and none of the Company or its subsidiaries is in violation of any provision of its organizational or governing documents;

                          (xii) neither the execution of this Agreement, the Escrow Agreement or the Warrant Agreement, nor the issuance, offering or sale of the Shares, the Warrants or the Warrant Shares nor the consummation of any of the transactions contemplated in the Agreement, in the Escrow Agreement or in the Warrant Agreement, nor the compliance by the Company with the other terms and provisions of the Agreement, the Escrow Agreement and the Warrant Agreement do not (A) require the consent, approval, authorization, registration or qualification of or with any governmental authority, except such as have been obtained or such as may be required under state securities or Blue Sky laws, or (B) conflict with, or will result in a breach of, any of the terms and provisions of, or has constituted or will constitute a default under, or has resulted in or will result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or of its Subsidiaries pursuant to the terms of any contract or other agreement to which the Company or its Subsidiaries may be bound or to which any of the property or assets of the Company or of its Subsidiaries is subject; nor will such action result in any violation of the provisions of the Company's or of its Subsidiaries' organizational or governing documents, or any statute or any order, rule or regulation applicable to the Company or its Subsidiaries or of any court or of any federal, state or other regulatory authority or other government body having jurisdiction over the Company or its Subsidiaries;

                          (xiii) the Company has full corporate power to enter into and deliver the Purchase Agreement, to perform its obligations under the Purchase Agreement and to consummate the transactions contemplated by the Purchase Agreement; the Purchase Agreement has been duly authorized, executed and delivered by the Company, constitutes a valid and binding agreement of the Company and is enforceable against the Company in accordance with its terms, subject, as to enforcement, to bankruptcy, fraudulent conveyance, insolvency, reorganization and other laws of general applicability relating to or affecting creditors' rights and to general principles of equity; and the Purchase Agreement confirms in all material respects to the description thereof set forth in the Registration Statement and the Prospectus; the Company is not in default under, and has not breached or violated the Purchase Agreement; to the best knowledge of the Company, after due inquiry, no other party to the Purchase Agreement is in default thereunder and no other party to the Purchase Agreement has breached or violated such Purchase Agreement in any manner.

                 Such counsel shall also state that in the course of the preparation of the Registration Statement and the Prospectus, such counsel has participated in conferences with officers and representatives of the Company and with the Accountants, at which conferences the contents of the Registration Statement and the Prospectus were discussed and, on the basis of the foregoing, that they have no reason to believe that the Registration Statement, as of its effective date and as of the date of such opinion, contained or contains any untrue statement of a material fact or omitted or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date or the date of such opinion, included or includes any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

                 In rendering any such opinion, such counsel may rely, as to matters of fact, to the extent such counsel deems proper, on certificates of responsible officers of the Company and public officials and, as to matters involving the application of laws of any jurisdictions in which such counsel are not admitted to practice, to the extent satisfactory in form and scope to counsel for the Placement Agent, upon the opinion of local counsel. The foregoing opinion shall also state that the Placement Agent is justified in relying upon such opinions of local counsel, and copies of such opinions shall be delivered to the Placement Agent and their counsel.

                 References to the Registration Statement and the Prospectus in this paragraph (f) shall include any amendment or supplement thereto at the date of such opinion.

                          (g) Concurrently with the execution and delivery of
this Agreement, or, if the Company elects to rely on Rule 430A, on the date of the Prospectus, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery (the "Original Letter"), addressed to the Placement Agent and in form and substance satisfactory to the Placement Agent, confirming that (i) they are independent public accountants with respect to each of the Company, AEG, AWC and IMA within the meaning of the Act and the Rules and

Regulations; (ii) in their opinion, the financial statements and any supplementary financial information and schedules (and pro forma financial information) included in the Registration Statement and examined by them comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations; (iii) on the basis of procedures, not constituting an examination in accordance with generally accepted auditing standards, set forth in detail in the Original Letter, including a reading of the unaudited financial statements and other information referred to below, a reading of the latest available interim financial statements of each of the Company, AEG, AWC and IMA, inspections of the minute books of each of the Company, AEG, AWC and IMA since the latest audited financial statements included in the Prospectus, inquiries of officials of each of the Company, AEG, AWC and IMA responsible for financial and accounting matters and such other inquiries and procedures as may be specified in the Original Letter to a date not more than five days prior to the date of the Original Letter, nothing came to their attention that caused them to believe that (A) the unaudited financial statements and schedules of each of the Company, AEG, AWC and IMA included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations, or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (B) any other unaudited income statement data and balance sheet items included in the Prospectus do not agree with the corresponding items in the unaudited financial statements from which such data and items were derived, and any such unaudited data and items were not determined on a basis substantially consistent with the basis for the corresponding amounts in the audited financial statements included in the Prospectus; (C) the unaudited financial statements which were not included in the Prospectus but from which were derived any unaudited financial statements referred to in clause (A) and any unaudited income statement data and balance sheet items included in the Prospectus and referred to in clause (B) were to be determined on a basis substantially consistent with the basis for the audited financial statements included in the Prospectus; (D) the unaudited pro forma financial statements included in the Prospectus do not comply as to form in all material respects with the applicable accounting requirements of the Act and the Rules and Regulations or the pro forma adjustments have not been properly applied to the historical amounts in the compilation of those statements; (E) as of a specified date not more than five days prior to the date of the Original Letter, there have been any changes in the capital stock of any of the Company, AEG, AWC or IMA or any increase in the long-term debt of any of the Company, AEG, AWC or IMA or any decreases in net current assets or net assets or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with amounts shown in the latest balance sheet included in the Prospectus, except in each case for changes, increases or decreases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and (F) for the period from the date of the latest financial statements included in the Prospectus to the specified date referred to in Clause (E), there were any decreases in revenues or the total or per share amounts of net income or other items specified by the Placement Agent, or any increases in any items specified by the Placement Agent, in each case as compared with the comparable period of the preceding year and with any other period of corresponding length specified by the Placement Agent, except in each case for decreases or increases which the Prospectus discloses have occurred or may occur or which are described in the Original Letter; and (iv) in addition to the examination referred to in their reports included in the Prospectus and the procedures referred to in clause (iii) above, they have carried out certain specified procedures, not constituting an examination in accordance with generally accepted auditing standards, with respect to certain amounts, percentages and financial information specified by the Placement Agent, which are derived from the general accounting, financial or other records of the Company, AEG, AWC or IMA as the case may be, which appear in the Prospectus or in Part II of, or in exhibits or schedules to, the Registration Statement, and have compared such amounts, percentages and financial information with such accounting, financial and other records and have found them to be in agreement. At the Closing Date, the Accountants shall have furnished to the Placement Agent a letter, dated the date of its delivery, which shall confirm, on the basis of a review in accordance with the procedures set forth in the Original Letter, that nothing has come to their attention during the period from the date of the Original letter referred to in the prior sentence to a date (specified in the letter) not more than five days prior to the Closing Date which would require any change in the Original Letter if it were required to be dated and delivered at the Closing Date.

                          (h) At the Closing Date, there shall be furnished to
the Placement Agent a certificate, dated the date of its delivery, signed by each of the Chief Executive Officer and the Chief Financial Officer of the Company, in form and substance satisfactory to the Placement Agent to the effect that:

                          (i) Each signer of such certificate has carefully examined the Registration Statement and the Prospectus and (A) as of the date of such certificate, (x) the Registration Statement does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (y) the Prospectus does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (B) since the Effective Date no event has occurred as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements therein not untrue or misleading in any material respect.

                          (ii) Each of the representations and warranties of the Company contained in this Agreement were, when originally made, and are, at the time such certificate is delivered, true and correct in all material respects.

                          (iii) Each of the covenants required herein to be performed by the Company on or prior to the date of such certificate has been duly, timely and fully performed and each condition herein required to be complied with by the Company on or prior to the delivery of such certificate has been duly, timely and fully complied with.

                          (iv) No stop order suspending the effectiveness of the Registration Statement or of any part thereof has been issued and no proceedings for that purpose have been instituted or are contemplated by the Securities and Exchange Commission.

                          (v) Subsequent to the date of the most recent financial statements in the Prospectus, there has been no material adverse change in the financial position or results of operations of the Company, except as set forth in or contemplated by the Prospectus.

                          (i) The Shares shall be qualified for sale in such
states as the Placement Agent may reasonably request, each such qualification shall be in effect and not subject to any stop order or other proceeding on the Closing Date.

                          (j) The Company shall have furnished to the Placement
Agent such certificates, in addition to those specifically mentioned herein, as the Placement Agent may have reasonably requested as to the accuracy and completeness at the Closing Date of any statement in the Registration Statement or the Prospectus, as to the accuracy at the Closing Date of the representations and warranties of the Company as to the performance by the Company of its obligations hereunder, or as to the fulfillment of the conditions concurrent and precedent to the obligations hereunder of the Placement Agent.

                          (k) Each officer, director and securityholder of the
Company listed on Exhibit B hereto shall have furnished to the Placement Agent an agreement in the form of Attachment A hereto.


                 7.   Indemnification.

                          (a) The Company shall indemnify and hold harmless the
Placement Agent, the directors, officers, employees and agents of the Placement Agent and each person, if any, who controls the Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), from and against any and all losses, claims, liabilities, expenses and damages, joint or several, (including any and all investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted), to which it, or any of them, may become subject under the Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, liabilities, expenses or damages arise out of or are based on (i) any untrue statement or alleged untrue statement made by the Company in Section 3 of this Agreement, (ii) any untrue statement or alleged untrue statement of any material fact contained in (A) any Preliminary Prospectus, the Registration Statement or the Prospectus or any amendment or supplement to the Registration Statement or the Prospectus and (B) any application or other document, or any amendment or supplement thereto, executed by the Company based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Shares under the securities or Blue Sky laws thereof or filed with the Commission or any securities association or securities exchange (each, an "Application") or
(iii) the omission or alleged omission to state in any

Preliminary Prospectus, the Registration Statement or the Prospectus or any supplement to the Registration Statement or the Prospectus or any Application a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading; provided, however, that the Company will not be liable to the extent that such loss, claim, liability, expense or damage arises from the sale of the Shares in the public offering to any person and is based solely on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus; and provided further, that such indemnity with respect to any Preliminary Prospectus shall not inure to the benefit of any Placement Agent (or any person controlling such Placement Agent) from whom the person asserting any such loss, claim, damage, liability or action purchased Shares which are the subject thereof to the extent that any such loss, claim, damage or liability (i) results from the fact that such Placement Agent failed to send or give a copy of the Prospectus (as amended or supplemented) to such person at or prior to the confirmation of the sale of such Shares to such person in any case where such delivery is required by the Act and (ii) arises out of or is based upon an untrue statement or omission of a material fact contained in such Preliminary Prospectus that was corrected in the Prospectus (or any amendment or supplement thereto), unless such failure to deliver the Prospectus (as amended or supplemented) was the result of noncompliance by the Company with Section 5(d). This indemnity agreement will be in addition to any liability which the Company may otherwise have. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not such Placement Agent or any person who controls such Placement Agent within the meaning of Section 15 of the Act or Section 20 of the Exchange Act is a party to each claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding.

                          (b) The Placement Agent will indemnify and hold
harmless the Company, each person, if any, who controls the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, each director of the Company and each officer of the Company who signs the Registration Statement to the same extent as the foregoing indemnity from the Company to the Placement Agent, but only insofar as losses, claims, liabilities, expenses or damages arise out of or are based on any untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for use in the Registration Statement, any Preliminary Prospectus or the Prospectus. This indemnity agreement will be in addition to any liability that the Placement Agent might otherwise have. The Company acknowledges that, for all purposes under this Agreement, the statements set forth under the heading "Plan of Distribution" in any Preliminary Prospectus and the Prospectus constitute the only information relating to the Placement Agent furnished in writing to the Company by the Placement Agent expressly for inclusion in the Registration Statement, any Preliminary Prospectus or the Prospectus.

                          (c) Any party that proposes to assert the right to be
indemnified under this Section 7 will, promptly after receipt of notice of commencement of any action against such party in respect of which a claim is to be made against an indemnifying party or parties under this Section 7, notify each such indemnifying party of the commencement of such action, enclosing a copy of all papers served, but the omission so to notify such indemnifying party will not relieve it from any liability that it may have to any indemnified party under the foregoing provisions of this Section 7 unless, and only to the extent that, such omission results in the forfeiture of substantive rights or defenses by the indemnifying party. If any such action is brought against any indemnified party and it notifies the indemnifying party of its commencement, the indemnifying party will be entitled to participate in and, to the extent that it elects by delivering written notice to the indemnified party promptly after receiving notice of the commencement of the action from the indemnified party, jointly with any other indemnifying party similarly notified, to assume the defense of the action, with counsel satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party of its election to assume the defense, the indemnifying party will not be liable to the indemnified party for any legal or other expenses except as provided below and except for the reasonable costs of investigation subsequently incurred by the indemnified party in connection with the defense. The indemnified party will have the right to employ its own counsel in any such action, but the fees, expenses and other charges of such counsel will be at the expense of such indemnified party unless (1) the employment of counsel by the indemnified party has been authorized in writing by the indemnifying party, (2) the indemnified party has reasonably concluded (based on advice of counsel) that there may be legal defenses available to it or other indemnified parties that are different from or in addition to those available to the indemnifying party, (3) a conflict or potential conflict exists (based on advice of counsel to the indemnified party) between the indemnified party and the indemnifying party (in which case the indemnifying party will not have the right to direct the defense of such action on behalf of the indemnified party) or (4) the indemnifying party has not in fact employed counsel to assume the defense of such action within a reasonable time after receiving notice of the commencement of the action, in each of which cases the reasonable fees, disbursements and other charges of counsel will be at the expense of the indemnifying party or parties. It is understood that the indemnifying party or parties shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees, disbursements and other charges of more than one separate firm admitted to practice in such jurisdiction at any one time for all such indemnified party or parties. All such fees, disbursements and other charges will be reimbursed by the indemnifying party promptly as they are incurred. The Company will not, without the prior written consent of the Placement Agent, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action, suit or proceeding in respect of which indemnification may be sought hereunder (whether or not the Placement Agent or any person who controls the Placement Agent within the meaning of
Section 15 of the Act or Section 20 of the Exchange Act is a party to such claim, action, suit or proceeding), unless such settlement, compromise or consent includes an unconditional release of the Placement Agent and each such controlling person from all liability arising out of such claim, action, suit or proceeding. An indemnifying party will not be liable for any settlement of any action or claim effected without its written consent (which consent will not be unreasonably withheld).

                          (d) In order to provide for just and equitable
contribution in circumstances in which the indemnification provided for in the foregoing paragraphs of this Section 7 is applicable in accordance with its terms but for any reason is held to be unavailable from the Company or the Placement Agent, the Company and the Placement Agent will contribute to the total losses, claims, liabilities, expenses and damages (including any investigative, legal and other expenses reasonably incurred in connection with, and any amount paid in settlement of, any action, suit or proceeding or any claim asserted, but after deducting any contribution received by the Company from persons other than the Placement Agent such as persons who control the Company within the meaning of the Act or the Exchange Act, officers of the Company who signed the Registration Statement and directors of the Company, who also may be liable for contribution) to which the Company and the Placement Agent may be subject in such proportion as shall be appropriate to reflect the relative benefits received by the Company on the one hand and the Placement Agent on the other. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting Company expenses) received by the Company as set forth in the table on the cover page of the Prospectus bear to the fee received by the Placement Agent hereunder. If, but only if, the allocation provided by the foregoing sentence is not permitted by applicable law, the allocation of contribution shall be made in such proportion as is appropriate to reflect not only the relative benefits referred to in the foregoing sentence but also the relative fault of the Company, on the one hand, and the Placement Agent on the other, with respect to the statements or omissions which resulted in such loss, claim, liability, expense or damage, or action in respect thereof, as well as any other relevant equitable considerations with respect to such offering. Such relative fault shall be determined by reference to whether the untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Placement Agent, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Placement Agent agree that it would not be just and equitable if contributions pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation which does not take into account the equitable considerations referred to herein. The amount paid or payable by an indemnified party as a result of the loss, claim, liability, expense or damage, or action in respect thereof, referred to above in this Section 7(d) shall be deemed to include, for purpose of this Section 7(d), any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7(d), the Placement Agent shall not be required to contribute any amount in excess of the fee received by it, and no person found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this
Section 7(d), any person who controls a party to this Agreement within the meaning of the Act or the Exchange Act will have the same rights to contribution as that party, and each officer of the Company who signed the Registration Statement will have the same rights to contribution as the Company, subject in each case to the provisions hereof. Any party entitled to contribution, promptly after receipt of notice of commencement of any action against such party in respect of which a claim for contribution may be made under this Section 7(d), will notify any such party or parties from whom contribution may be sought, but the omission so to notify will not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have under this Section 7(d). No party will be liable for contribution with respect to any action or claim settled without its written consent (which consent will not be unreasonably withheld).

                 8.   Termination.

                          (a) The obligations of the Placement Agent under this
Agreement may be terminated at any time prior to the Closing Date, by notice to the Company from the Placement Agent, without liability on the part of the Placement Agent to the Company if, prior to delivery and payment for the Shares, in the sole judgment of the Placement Agent (i) trading in the Common Stock of the Company shall have been suspended by the Commission or by the Nasdaq National Market (ii) trading in securities generally on the New York Stock Exchange or the Nasdaq Stock Market's National Market shall have been suspended or limited or minimum or maximum prices shall have been generally established on any of such exchanges, or additional material governmental restrictions, not in force on the date of this Agreement, shall have been imposed upon trading in securities generally by any of such exchanges or by order of the Commission or any court or other governmental authority, (iii) a general banking moratorium shall have been declared by Federal or New York State authorities, (iv) any material adverse change in the financial or securities markets in the United States or any outbreak or material escalation of hostilities or declaration by the United States of a national emergency or war or other calamity or crisis shall have occurred, the effect of any of which is such as to make it, in the sole judgment of the Placement Agent, impracticable or inadvisable to market the Shares on the terms and in the manner contemplated by the Prospectus.

                          (b) The obligations of the parties under this
Agreement shall be automatically terminated in the event that the Requisite Funds have not been deposited by the Investors into the Escrow Account by the close of business on the Closing Date.

                 9. Notices. Notice given pursuant to any of the provisions of this Agreement shall be in writing and, unless otherwise specified, shall be mailed or delivered (a) if to the Company, at the office of the Company, 402 Heritage Plantation Way, Hickory Valley, Tennessee, 38042, Attention: Mr.
Thomas J. Weaver III or (b) if to the Placement Agent, at the office of Rauscher Pierce Refsnes, Inc., 2711 N. Haskell Ave., Suite 2400, Dallas, Texas 75204, Attention: Jay K. Turner. Any such notice shall be effective only upon receipt. Any notice under Section 7 may be made by facsimile or telephone, but if so made shall be subsequently confirmed in writing.

                 10. Survival. The respective representations, warranties, agreements, covenants, indemnities and other statements of the Company, its officers and the Placement Agent set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement shall remain in full force and effect, regardless of (i) any investigation made by or on behalf of the Company, any of its officers or directors, the Placement Agent or any controlling person referred to in Section 7 hereof and (ii) delivery of and payment for the Shares. The respective agreements, covenants, indemnities and other statements set forth in Sections 5 and 7 hereof shall remain in full force and effect, regardless of any termination or cancellation of this Agreement.

                 11. Right of First Refusal. The Placement Agent shall have the right, but not the obligation, for a period of three years from March 25, 1997, to act as managing underwriter for the Company's equity offerings.

                 12. Successors. This Agreement shall inure to the benefit of and shall be binding upon the Placement Agent, the Company and their respective successors and legal representatives, and nothing expressed or mentioned in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement, or any provisions herein contained, this Agreement and all conditions and provisions hereof being intended to be and being for the sole and exclusive benefit of such persons and for the benefit of no other person except that (i) the indemnification and contribution contained in Sections 7(a) and (d) of this Agreement shall also be for the benefit of the directors, officers, employees and agents of the Placement Agent and any person or persons who control the Placement Agent within the meaning of Section 15 of the Act or
Section 20 of the Exchange Act and (ii) the indemnification and contribution contained in Sections 7(b) and (d) of this Agreement shall also be for the benefit of the directors of the Company, the officers of the Company who have signed the Registration Statement and any person or persons who control the Company within the meaning of Section 15 of the Act or Section 20 of the Exchange Act. No Investor shall be deemed a successor because of such purchase.

                 13. APPLICABLE LAW. THE VALIDITY AND INTERPRETATION OF THIS AGREEMENT, AND THE TERMS AND CONDITIONS SET FORTH HEREIN, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY PROVISIONS RELATING TO CONFLICTS OF LAWS.

                 14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                 Please confirm that the foregoing correctly sets forth the agreement between the Company and the Placement Agent.

                                        Very truly yours,

                                        NASHVILLE COUNTRY CLUB, INC.



                                        By:
                                           -------------------------------
                                           Name:
                                           Title:





Confirmed as of the date first
above mentioned:

RAUSCHER PIERCE REFSNES, INC.



By:
   --------------------------------
   Name:
   Title:

                                   Schedule I

                              List of Subsidiaries

                              [To come from NCCI]

                                   EXHIBIT A

                                ESCROW AGREEMENT

                                   EXHIBIT B

                                LOCK UP LETTERS

                                  ATTACHMENT A




Rauscher Pierce Refsnes, Inc.
 As Placement Agent
2711 N. Haskell Ave.
Suite 2400
Dallas, Texas 75204

Ladies and Gentlemen:

         Reference is made to a Placement Agency Agreement (the "Placement Agency Agreement"), which will be executed between Nashville Country Club, Inc., a Tennessee corporation and its subsidiaries listed on Schedule I hereto (collectively, the "Company"), and Rauscher Pierce Refsnes, Inc. (the "Placement Agent").

         In consideration of the Placement Agency Agreement, the undersigned hereby agrees not to, without the prior written consent of the Placement Agent, offer, sell or otherwise dispose of any shares of the Company's Common Stock, no par value per share (the "Common Stock"), or any securities convertible into or exercisable or exchangeable for, or any rights to purchase or acquire, Common Stock owned by the undersigned for a period of [180] days after the date of the Placement Agency Agreement.


Dated: ______________, 1997



                                        Very truly yours,

                                   Schedule I

                              List of Subsidiaries

                              [To come from NCCI]